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Paylocity Holding Corporation
(Name of Registrant as Specified In Its Charter)

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Paylocity Announces the Postponement
of its 2015 Annual Stockholders Meeting

Arlington Heights, IL — December 2, 2014 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced that the Board of Directors of the Company has determined to postpone the Company’s 2015 Annual Meeting of Stockholders, which was originally scheduled to be held at 3:00 p.m. Central Time on Tuesday, December 9, 2014.

The Company has determined to postpone the Annual Meeting as a result of scheduling conflicts for certain of the Company’s executive officers related to the Company’s proposed offering of common stock pursuant to the Registration Statement on Form S-1 filed on November 21, 2014. The Annual Meeting will now be held at 9:00 a.m. Central Time, on Friday, December 19, 2014 at the Company’s headquarters located at 3850 N. Wilke Road, Arlington Heights, Illinois 60004.

No changes have been made to the record date or the proposals to be brought before the Annual Meeting, which are presented in the Proxy Statement and related materials that the Company filed with the Securities and Exchange Commission on October 28, 2014. Proxies and voting instructions previously submitted with respect to the Annual Meeting will be valid for the rescheduled meeting.

The offering of the securities will be made only by means of a prospectus, copies of which may be obtained when available from Deutsche Bank Securities Inc., at 60 Wall Street, New York, New York 10005, Attention: Prospectus Group, by calling (800) 503-4611, or by e-mailing prospectus.cpdg@db.com; or from BofA Merrill Lynch, Attention: Prospectus Department, 222 Broadway, New York, New York 10038 or by email at dg.prospectus_requests@baml.com; or from William Blair & Company, L.L.C., 222 W. Adams St., Chicago, IL 60606, by telephone at 800-621-0687, or by email at prospectus@williamblair.com.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions for medium-sized organizations. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively. Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

CONTACT: Media Contact:

Rebecca Everding

Director of Marketing

reverding@paylocity.com

M: 224.254.0088

www.paylocity.com

Source: Paylocity Holding Corporation

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